UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Aperian, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)

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July 11, 2001

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Aperian, Inc. to be held at 9:00 a.m., local time, on August 15, 2001, at the DoubleTree Paradise Valley Resort, Scottsdale, Arizona. The formal notice of the meeting follows on the next page. No admission tickets or other credentials will be required for attendance at the meeting.

      At this meeting you will be asked to:

1.	Elect five members of our board of directors;

2.	Approve an amendment to our certificate of incorporation to change our name to “Fourthstage Technologies, Inc.”;

3.	Approve the conversion of our Series A 18% Cumulative Convertible Preferred Stock into shares of our common stock;

4.	Approve an amendment to our 2000 Stock Option Plan to increase the number of shares of common stock that may be issued under the Plan; and

5.	Transact any other business that may properly come before the meeting and any adjournments.

      It is important that your shares be represented at the meeting; therefore, please sign and date the enclosed proxy and return it in the enclosed envelope as soon as possible, whether or not you plan to attend the meeting.

Very truly yours,

KEVIN CRAIG
President and Chief Executive Officer

Phoenix, Arizona

July 11, 2001

APERIAN, INC.

3030 North Third Street,
Seventh Floor
Phoenix, Arizona 85012
(602) 776-0883

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 15, 2001

To our shareholders:

      This is a notice that the annual meeting of shareholders of Aperian, Inc., a Delaware corporation, will be held on August 15, 2001 at 9:00 a.m., local time, at the DoubleTree Paradise Valley Resort, Scottsdale, Arizona. The meeting is being called by Aperian’s board of directors to:

1.	Elect five members of the board of directors.

2.	Approve an amendment to our certificate of incorporation to change our name to “Fourthstage Technologies, Inc.”

3.	Approve the conversion of our Series A 18% Cumulative Convertible Preferred Stock into shares of our common stock.

4.	Approve an amendment to our 2000 Stock Option Plan to increase the number of shares of common stock that may be issued under the Plan.

5.	Transact any other business that may properly come before the meeting and any adjournments.

      Only shareholders of record at the close of business on July 9, 2001, are entitled to receive notice of, and to vote at, the annual meeting or any adjournments or postponements of the annual meeting. A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the annual meeting accompany this notice.

By order of the Board of Directors,

PETER E. LORENZEN
Secretary

Phoenix, Arizona

July 11, 2001

      Whether or not you are able to attend the annual meeting, please sign, date and return the accompanying proxy card promptly in the enclosed envelope. No postage is required if mailed in the United States. Please do not send in any certificates for your shares at this time. You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures described under “Voting and Revocation of Proxies” on page 2.

2001 Annual Meeting Of Shareholders Proxy Statement
Date, Time and Place of the Annual Meeting
Matters to be Considered at the Annual Meeting
Proxy Solicitation
Record Date and Quorum Requirement
Voting Procedures
Voting and Revocation of Proxies
Other Matters to be Considered
Shareholder Proposals
Independent Auditors
PROPOSAL ONE -- ELECTION OF DIRECTORS
PROPOSAL TWO -- AMENDMENT TO CERTIFICATE OF INCORPORATION CHANGING THE COMPANY’S NAME TO FOURTHSTAGE TECHNOLOGIES, INC.
Effect of the Amendment to the Certificate of Incorporation
Reasons for the Name Change
Vote Required for Approval
PROPOSAL THREE -- APPROVAL OF CONVERSION OF OUR SERIES A 18% CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK INTO COMMON STOCK
In General
Background
Reasons for Approval of the Conversion
Interest of Certain Persons in the Proposal
Vote Required for Approval
PROPOSAL FOUR -- AMENDMENT AND RESTATEMENT OF THE APERIAN, INC. 2000 STOCK OPTION PLAN
In General
Section 162(m)
Description of the Amended and Restated 2000 Stock Option Plan
Federal Income Tax Consequences
Reasons for Approval of the Amendment to the 2000 Stock Option Plan
Vote Required for Approval
DIRECTORS AND EXECUTIVE OFFICERS
Meetings and Committees of Directors
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO THE INDEPENDENT AUDITORS
Audit Fees
Financial Information Systems Design and Implementation
All Other Fees
MANAGEMENT COMPENSATION
Compensation of Executive Officers
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Compensation of Directors
Employment Contracts and Termination of Employment and Change of Control Arrangements
Related Party Transactions
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
Appendix A
Amended And Restated 2000 Stock Option Plan
Appendix B
AUDIT COMMITTEE CHARTER

2001 ANNUAL MEETING OF SHAREHOLDERS	1

Date, Time and Place of the Annual Meeting	1

Matters to be Considered at the Annual Meeting	1

Proxy Solicitation	1

Record Date and Quorum Requirement	1

Voting Procedures	2

Voting and Revocation of Proxies	2

Other Matters to Be Considered	2

Shareholder Proposals	2

Independent Auditors	3

PROPOSAL ONE — ELECTION OF DIRECTORS	3

PROPOSAL TWO — AMENDMENT TO CERTIFICATE OF INCORPORATION CHANGING THE COMPANY’S NAME TO FOURTHSTAGE TECHNOLOGIES, INC	3

Effect of the Amendment to the Certificate of Incorporation	3

Reasons for the Name Change	4

Vote Required for Approval	4

PROPOSAL THREE — APPROVAL OF CONVERSION OF OUR SERIES A 18% CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK INTO COMMON STOCK	4

In General	4

Background	5

Reasons for Approval of the Conversion	5

Interest of Certain Persons in the Proposal	6

Vote Required for Approval	6

PROPOSAL FOUR — AMENDMENT AND RESTATEMENT OF THE APERIAN, INC. 2000 STOCK OPTION PLAN	6

In General	6

Section 162(m)	7

Description of the Amended and Restated 2000 Stock Option Plan	8

Federal Income Tax Consequences	9

Reasons for Approval of the Amendment to the 2000 Stock Option Plan	10

Vote Required for Approval	10

DIRECTORS AND EXECUTIVE OFFICERS	11

Meetings and Committees of Directors	12

REPORT OF THE AUDIT COMMITTEE	13

FEES PAID TO THE INDEPENDENT AUDITORS	14

Audit Fees	14

Financial Information Systems Design and Implementation	14

All Other Fees	14

MANAGEMENT COMPENSATION	15

Compensation of Executive Officers	15

Summary Compensation Table	15

Compensation of Directors	17

Option Grants in Last Fiscal Year	16

Option Exercises and Fiscal Year-End Values	17

Employment Contracts and Termination of Employment and Change of Control Arrangements	18

Related Party Transactions	19

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

ANNUAL REPORT	21

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS	22

APPENDICES:

A — Amended and Restated 2000 Stock Option Plan
B — Audit Committee Charter

APERIAN, INC.

3030 North Third Street
Seventh Floor
Phoenix, Arizona 85012
(602) 776-0883

2001 Annual Meeting Of Shareholders
Proxy Statement

Date, Time and Place of the Annual Meeting

      The annual meeting will be held on August 15, 2001 at 9:00 a.m., local time at the DoubleTree Paradise Valley Resort, Scottsdale, Arizona.

Matters to be Considered at the Annual Meeting

      At the annual meeting, we will ask you to consider and vote upon four proposals. The first proposal concerns the election of five nominees to serve on our board of directors. The second proposal concerns an amendment to our certificate of incorporation changing our name to “Fourthstage Technologies, Inc.” The third proposal concerns the conversion of our Series A 18% Cumulative Convertible Redeemable Preferred Stock into shares of our common stock. The fourth proposal concerns an amendment to the Aperian 2000 Stock Option Plan (the “Plan”) that would increase the number of shares of common stock that may be issued under the Plan.

Proxy Solicitation

      Your board of directors is soliciting your proxy pursuant to this proxy statement. We will pay all expenses incurred in connection with solicitation of the enclosed proxy. Our officers, directors and regular employees may solicit proxies in person or by telephone. They will receive no additional compensation for their services. We also have retained MacKenzie Partners, Inc. to assist with the proxy solicitation process for a fee of $7,500 and reimbursement of direct, out-of-pocket expenses. We have requested brokers and nominees who hold stock in their names to furnish this proxy statement to their customers. We will reimburse these brokers and nominees for their related out-of-pocket expenses. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about July 13, 2001.

Record Date and Quorum Requirement

      Our common stock is our only outstanding voting security. Only holders of record of our common stock at the close of business on July 9, 2001, will be entitled to receive notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting. At that date, there were 16,197,050 shares of our common stock outstanding held by 3,635 holders of record. Each share of stock is entitled to one vote. As of July 9, 2001, our directors and executive officers beneficially owned an aggregate of 2,107,270 shares of our common stock, or approximately 13.0% of the outstanding shares of our common stock entitled to vote.

      Those stockholders of Fourthstage Technologies, Inc. (“FTI”) to whom we issued 2,698,423 shares of our common stock in connection with the merger which resulted in Aperian’s acquisition of FTI are not permitted to vote such shares with respect to Proposal Three. See “Proposal Three — Approval Of Conversion Of Our Series A 18% Cumulative Convertible Redeemable Preferred Stock Into Common Stock” herein.

      The holders of a majority of the outstanding shares entitled to vote at the annual meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Voting Procedures

      To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. You may not cumulate your votes in the election of directors. Approval of our name change will require the affirmative vote of a majority of the shares of our common stock outstanding. Approval of each of the conversion of the Series A Preferred Stock and the amendment to the stock option plan will require the affirmative vote of the holders of a majority of the shares of common stock present at the annual meeting in person or by proxy and entitled to vote. Therefore, abstentions will have a neutral effect on the election of directors. However, abstentions or failures to vote with respect to our proposed name change will have the same effect as votes cast against approval of this proposal. Furthermore, abstentions or failures to vote by a shareholder who attends this meeting in person or by proxy, with respect to the conversion of the Series A Preferred Stock or amendment of the 2000 Stock Option Plan, will have the same effect as votes cast against approval of each respective proposal.

      Your broker and, in many cases, your nominee will not have discretionary power to vote on the conversion of the Series A Preferred Stock or the amendment to our 2000 Stock Option Plan. Accordingly, you should instruct your broker or nominee how to vote. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. A broker non-vote will have a neutral effect on the preferred stock conversion and stock option plan proposals.

Voting and Revocation of Proxies

      You may revoke your proxy at any time before it is exercised by:

•	filing with our Secretary an instrument revoking it;

•	submitting a properly executed proxy bearing a later date; or

•	voting in person at the annual meeting.

      Unless revoked, all your shares represented by a properly executed proxy received by our Secretary will be voted in accordance with your instructions. Shares represented by each proxy that is properly executed and returned and upon which no contrary instructions are indicated will be voted:

•	FOR the election of the five nominees named below to our board of directors;

•	FOR the proposal to amend our certificate of incorporation to change our name to “Fourthstage Technologies, Inc.”;

•	FOR the conversion of our Series A 18% Cumulative Convertible Redeemable Preferred Stock into shares of our common stock; and

•	FOR the proposal to amend our 2000 Stock Option Plan.

      Your shares will be voted by proxy at the annual meeting if your proxy card is properly signed, dated and received by our Secretary prior to or at the annual meeting.

Other Matters to be Considered

      The board of directors is not aware of any other matter that will be brought before the annual meeting. If, however, other matters are presented, your proxy will be voted in the discretion of the holder of your proxy.

Shareholder Proposals

      Shareholders may submit proposals on matters appropriate for shareholder action at the annual meeting to be held in 2002. Shareholder proposals for the 2002 annual meeting must be received by us at our offices at 3030 North Third Street, Seventh Floor, Phoenix, Arizona 85012, no later than February 15, 2002, for inclusion in the proxy statement and form of proxy relating to the annual meeting. We may, in our sole discretion, refuse to accept and include any untimely shareholder proposal on the agenda of the annual meeting.

Independent Auditors

      Ernst & Young LLP were our independent auditors for the fiscal year ended March 31, 2001. The audit committee of the board of directors has not yet met to select independent auditors for the fiscal year ending December 31, 2001. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

PROPOSAL ONE — ELECTION OF DIRECTORS

      The board of directors has determined that the board will consist of five members. At the annual meeting, five directors are to be elected to serve for a term of one year or until their successors are duly elected and qualified. The nominating committee of the board of directors has designated the following nominees for election to the board of directors:

Kevin Craig
David Ghermezian
Davinder Sethi
Joe Tippens
Mark Weiss

      All of the nominees are current members of our board of directors. For information about each nominee, see “Directors and Executive Officers” below. The shares represented by the enclosed proxy will be voted for the election as directors of the five nominees named above, unless a vote is withheld from any or all of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other persons as may be determined by the holders of such proxy. The five nominees receiving the highest number of votes cast at the annual meeting will be elected. If elected, each nominee’s term on the board will expire at the 2002 annual meeting of our shareholders.

The Board of Directors Unanimously Recommends That You

Vote “For” The Election of All Nominees as Directors.

PROPOSAL TWO — AMENDMENT TO CERTIFICATE OF INCORPORATION

CHANGING THE COMPANY’S NAME TO FOURTHSTAGE TECHNOLOGIES, INC.

      On May 23, 2001, the board of directors approved an amendment to our certificate of incorporation that would change our name to Fourthstage Technologies, Inc. Under Delaware law, the adoption of the amendment to the certificate of incorporation is subject to the approval of the Company’s shareholders. If approved by the shareholders at the Annual Meeting, the amendment will become effective when filed with the Secretary of State of the State of Delaware. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the amendment to the certificate of incorporation. Under Delaware corporation law, the affirmative vote of the holders of a majority of all of the Company’s outstanding shares of common stock entitled to vote is required to adopt the amendment to the certificate of incorporation changing our name.

Effect of the Amendment to the Certificate of Incorporation

      Amending the certificate of incorporation to change our name from Aperian, Inc. to Fourthstage Technologies, Inc. will only have the effect of changing our name. Our management and principles of corporate governance will remain the same. Nevertheless, there will be some attendant changes such as the change of our corporate logo, and the change of our stock symbol on The Nasdaq Stock Market from APRN to FOUR.

Reasons for the Name Change

      On April 9, 2001, we consummated our merger with Fourthstage Technologies, Inc., an Arizona corporation (“FTI”). Following this merger, management and the board of directors decided to restructure our business to focus on providing architectures, infrastructures, professional services and product integration for enterprises conducting business over the Internet. Accordingly, the board resolved to discontinue the Company’s businesses of operating Internet data centers and providing Internet access and co-location services.

      The restructuring will result, and already has resulted, in changes to our customer base, workforce and board of directors composition. We will focus primarily on providing large enterprise customers with products and technologies as well as managed and professional services. We will also develop and provide enterprise-level managed services offerings via our network operations control centers. Our workforce is being grouped into individual profit centers, a model that is aimed at promoting profitability and accountability. Finally, the composition of the board of directors has changed and the size of the board has been reduced from ten to five members.

      Your board of directors believes that changing our name to Fourthstage Technologies, Inc. will reflect our restructuring and transition to a new business that is fundamentally different from the previous business. Furthermore, the board wishes to capitalize on the goodwill associated with the name Fourthstage Technologies, Inc. The board believes that changing our name will signify our new strategic focus and new business model, and will better serve our long-term interests.

Vote Required for Approval

      Under Delaware corporation law, the affirmative vote of the holders of a majority of our shares outstanding is required to approve Proposal Two. An abstention or failure to vote on this proposal is not an affirmative vote and therefore will have the same effect as a negative vote. As required by Delaware corporation law, the amendment has already been approved by a resolution of the board of directors and, upon requisite shareholder approval, will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State.

The Board Of Directors Unanimously Recommends That You

Vote “For” The Amendment To our Certificate Of Incorporation.

PROPOSAL THREE — APPROVAL OF CONVERSION OF OUR SERIES A 18% CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK INTO COMMON STOCK

In General

      At the Annual Meeting, we will seek shareholder approval of the conversion of 8,396,067 shares of our Series A 18% Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) into common stock (the “Conversion”). The Company issued the Series A Preferred Stock to shareholders of FTI under the terms of its merger agreement with FTI. Shareholder approval of the Conversion is required under Rule 4350(i)(1)(D) of the Nasdaq Marketplace Rules (the “Rule”). Specifically, the Rule requires us to receive shareholder approval prior to our issuing securities representing 20% or more of our outstanding listed securities in connection with an acquisition. Because the shares of common stock issued in connection with the FTI merger and the Conversion of the Series A Preferred Stock will result in our issuing securities representing more than 20% of our outstanding common stock before the FTI merger, shareholders must approve the Conversion.

Background

      On April 9, 2001, we and our wholly owned subsidiary, Aperian Merger Corporation, Inc., a Delaware corporation (“AMC”), consummated a merger pursuant to an Agreement and Plan of Merger dated April 6, 2001 (the “Merger Agreement”), with FTI and certain shareholders of FTI whereby FTI was merged with and into AMC. Upon consummation of the merger, AMC changed its name to Fourthstage Technologies, Inc.

      During preliminary negotiations, we and FTI agreed that following the merger of our companies, pre-merger Aperian shareholders would hold 55% of the shares of the combined entity and FTI shareholders would hold 45% of the shares of the combined entity. In order to avoid the delay that would result from seeking the consent of our shareholders to the stock issuance before closing the merger, the FTI shareholders agreed that they would initially be issued 19.9% of our outstanding shares and would be issued preferred stock that would, upon shareholder approval at our annual meeting, be converted into the remaining common stock. Therefore, under the terms of the Merger Agreement, the FTI shareholders were entitled to receive total consideration of (i) cash equal to $3,000,000, half of which was paid at closing; (ii) 2,698,423 shares of our common stock; and (iii) 8,396,067 shares of our Series A Preferred Stock with the rights and preferences set forth on the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”). The holders of the Series A Preferred Stock enjoy dividend, liquidation and redemption rights and preferences senior to those rights and preferences enjoyed by holders of our common stock.

      If our shareholders approve the Conversion, then each share of Series A Preferred Stock will convert automatically into one share of our common stock, and the former FTI shareholders will not be entitled to receive any accrued but unpaid dividends on the Series A Preferred Stock that would otherwise be payable to them. Pursuant to the Certificate of Designation, any time after July 15, 2002, the former FTI shareholders may exercise their right to redeem the Series A Preferred Stock. Upon redemption of the Series A Preferred Stock, the former FTI shareholders are entitled to receive an amount in cash per share equal to the greater of (a) $1.1703 plus any compounded dividends or (b) the average of the daily closing prices of the Company’s common stock as reported by The Nasdaq National Market System during the 10 trading days preceding the date of the Annual Meeting, plus all accrued but unpaid dividends up to the date of redemption.

Reasons for Approval of the Conversion

      Prior to entering into the Merger Agreement, we and FTI mutually agreed that a 45% ownership of the combined entity reflected the contribution that FTI’s business was expected to make to our combined entity. The issuance of the Series A Preferred Stock was selected as an expedient that would let us begin realizing the benefits of the merger immediately while allowing you, as required by the Rule, to determine whether to issue the additional common stock by approving the Conversion of the Series A Preferred Stock. We agreed that the Series A Preferred Stock, together with accrued dividends, could be redeemed for cash by the FTI shareholders if you did not approve the Conversion within a reasonable period of time.

      If you do not approve the Conversion of the Series A Preferred Stock prior to July 15, 2002, and the former FTI shareholders elect to redeem such stock, we will be forced to make a significant outlay of cash to the former FTI shareholders. This is likely to result in cash flow difficulties and a significant depletion of our financial resources. Even if the former FTI shareholders do not elect to redeem the Series A Preferred Stock immediately, we could experience difficulties as the result of the 18% dividend borne by the Series A Preferred Stock. When the Merger Agreement was approved, your former board of directors, which then consisted of Robert Gibbs, Wayne Irwin, Christopher Brickler, Donald Brush, Daniel Dornier, Humbert Powell, III, Karl Schaefer, Davinder Sethi, Joe Tippens and Raymond Wicki, determined that conversion of the Series A Preferred Stock into common stock, rather than the payment of significant additional cash, was in your best interests and recommended that you approve the Conversion of the Series A Preferred Stock. Our current board concurs with that recommendation and, with Messrs. Craig, Ghermezian and Weiss abstaining, has also recommended approval of this proposal.

Interest of Certain Persons in the Proposal

      If Proposal Three is approved, the common stock held by former FTI shareholders will increase from 19.9% to 45% of our outstanding common stock. Three of our directors Kevin Craig, David Ghermezian and Mark Weiss, are former FTI shareholders and beneficial owners of the Series A Preferred Stock. The increase in shares of common stock held by these persons is shown in the following table. As shown in the table, the common shares beneficially owned by Messrs. Craig, Ghermezian and Weiss will total approximately 30.3% of our common stock. As a result, these persons will have a significant ability to control the outcome of matters submitted for the vote of common shareholders, including the election of directors, approval of mergers and other important matters.

	Before Conversion			After Conversion

	Number of	Number of	Percentage	Number of	Percentage
	Common	Preferred	of Common	Common	of Common
Director	Shares	Shares	Shares	Shares	Shares

Kevin Craig	1,432,794	4,458,093	8.8%	5,890,887	24.0%

David Ghermezian	310,438	965,919	1.9%	1,276,357	5.2%

Mark Weiss	66,333	206,391	0.4%	272,724	1.1%

Total	1,809,565	5,630,403	11.1%	7,439,968	30.3%

Vote Required for Approval

      In accordance with the Rule, the affirmative vote of the holders of a majority of the total votes cast in person or by proxy is required for the approval of the Conversion of the Series A Preferred Stock. An abstention or failure to vote on this proposal, by a shareholder who attends the meeting in person or by proxy, is not an affirmative vote and therefore will have the same effect as a negative vote. Under the Rule, holders of the Series A Preferred Stock are not entitled to vote any of the 2,698,423 shares of common stock issued to them under the Merger Agreement with respect to approval of the Conversion of the Series A Preferred Stock.

The Board Of Directors Unanimously Recommends That You Vote “For” The

Conversion Of The Series A Preferred Stock.

PROPOSAL FOUR — AMENDMENT AND RESTATEMENT OF THE

APERIAN, INC. 2000 STOCK OPTION PLAN

In General

      On June 20, 2001, the board of directors approved an amendment to the Aperian, Inc. 2000 Stock Option Plan (the “Plan”), subject to shareholder approval at the Annual Meeting, increasing the number of shares of the Company’s common stock allocated to and reserved for issuance under the Plan from 4,000,000 to 7,500,000. The Board directed that the amendment to the Plan be submitted to shareholders for approval as required by the Plan and pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the amendment and restatement of the Plan. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal Four.

      The total number of shares of the Company’s common stock reserved for issuance upon exercise of options granted under the Plan is currently 4,000,000. Under the proposed amendment, the maximum number of shares of stock that may be issued under the Plan would be 7,500,000. The Plan was originally adopted by the board of directors in March 2000 and approved by shareholders at the 2000 Annual Shareholders Meeting. The Plan originally provided for a total of 12,000,000 shares to be reserved for issuance upon exercise of options granted under the Plan. However, our shareholders approved a one-for-three combination of the Company’s common stock at the 2000 Annual Shareholders Meeting. Thus, the number of shares reserved for issuance under the Plan was reduced to a maximum of 4,000,000 shares. As of July 9, 2001, awards covering 3,882,367, consisting of options to purchase an aggregate of 2,688,867 shares of common stock and awards of

1,193,500 shares of restricted stock had been granted under the Plan. On that date, options to purchase 2,363,428 shares were exercisable at a weighted-average exercise price of $8.94 per share, including 2,234,383 options held by former directors and employees having and average exercise price of $8.27. In addition, pursuant to our Merger Agreement with FTI, we are obligated to issue 1,993,000 options to purchase our common stock, at a weighted average exercise price of $1.75 per share in substitution for an equal number of options issued by FTI to its employees before the merger.

      The purposes of the Plan are to afford our directors, officers and employees an opportunity to acquire a proprietary interest in your company and, in this way, link their own personal interests to your company’s continued welfare and provide them with an incentive for outstanding performance. The board of directors believes that stock options and stock awards are important to attract and to encourage the continued employment and service of employees and certain eligible non-employees by facilitating their purchase or acquisition of an equity interest. The Plan has been and will continue to be administered by the compensation committee of the board of directors. Because the grant of options or awards to employees is completely within the discretion of the compensation committee, it is not possible to determine at this time the grants that may be made to employees. Grants to members of the board of directors have historically been made in accordance with compensation formulas approved by the board of directors. No such formula is currently in effect, and it is not possible to determine grants that may be made to directors. If outstanding options expire without being exercised for any reason, the shares subject to those options will become available for issuance under other options granted under the Plan.

      In 2000, the board of directors has approved another plan, which is not subject to shareholder approval, under which options to purchase up to 666,666 shares of common stock may be granted to employees who are not officers or directors. At July 9, 2001, 602,483 options had been granted under that plan. On June 20, 2001, our board of directors determined that, subject to approval of this Proposal Four, no further options will be granted under that plan, and all options granted in the future will be granted under the 2000 Stock Option Plan.

      We do not presently intend to use shares available under the amended and restated Plan for the purpose of any planned or predetermined grants of options, should the amended and restated Plan be approved by shareholders. Subject to shareholder approval of the proposed amendments to the Plan, we intend to reserve a portion of the additional shares which will be available under the Plan for issuance upon exercise of options that to date have been granted under the Plan. In addition, our merger agreement with FTI requires us to issue options to purchase 1,993,000 shares of common stock to former employees of FTI, including an option to Kevin Craig, a director and our chief executive officer, to purchase 300,000 shares at an exercise price of $0.25 per share, and an option to Mark Hicks, our vice president of professional services, to purchase 160,000 shares at an exercise price of $2.875 per share.

Section 162(m)

      Section 162(m) of the Code generally limits the deductibility of compensation paid to our chief executive officer and next four most highly compensated executive officers. Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. However, Section 162(m) does not limit the deductibility of “qualified performance-based compensation” that we pay to these executives. Qualified performance-based compensation in general must satisfy the following conditions: (1) the compensation must be paid solely because the executive has attained one or more pre-established, objective performance goals; (2) a compensation committee consisting solely of two or more “outside directors” (as defined below) must establish the performance goal(s) under which compensation is to be paid to the executive; (3) before the compensation is paid to the executive, the material terms under which the compensation is to be paid, including the performance goal(s), must be disclosed to and subsequently approved by the corporation’s shareholders; and (4) before any payment of compensation, the compensation committee must certify in writing that the performance goals and any other material terms were in fact satisfied.

      In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if (1) the grant or award of stock options is made by the compensation committee; (2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period; and (3) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. Under the Code, a director is an “outside director” if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than benefits under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director. The Federal Treasury Regulations provide that the material terms of a performance goal will be approved by shareholders for purposes of the foregoing rules if, in a separate vote, affirmative votes are cast by a majority of the voting shares.

      The following is a summary description of the material provisions of the Aperian, Inc. 2000 Stock Option Plan. This summary is qualified in its entirety by the complete text of the amended and restated Plan, which is included as Appendix A to this proxy statement.

Description of the Amended and Restated 2000 Stock Option Plan

      Under the amended and restated Aperian, Inc. 2000 Stock Option Plan, 4,000,000 shares of common stock shall be reserved and authorized for issuance upon the exercise of options granted pursuant to the Plan. Options granted under the Plan may either qualify as incentive stock options (“ISOs”) under Section 422 of the Code, or they may be non-qualified stock options (“NSOs”). The Plan authorizes grants of ISOs and NSOs to officers, salaried employees, and directors of Aperian and its subsidiaries. The Plan also authorizes grants of NSOs to eligible non-employees such as non-employee directors, consultants, and independent contractors of the Company and its subsidiaries. Finally, the Plan authorizes grants of awards of shares of common stock of the Company or other equity-based awards to salaried employees and eligible non-employees. The Plan is administered by the compensation committee of the board of directors which has the exclusive authority to determine those persons to whom options or awards shall be granted under the Plan, when such options or awards shall be granted, the type of options or awards to be granted, and the terms according to which such options or awards shall be granted. The maximum number of shares of common stock with respect to which options or awards under the Plan may be granted to any single person during any one-year period is 666,667 shares.

      The option exercise price for NSOs granted under the 2000 Plan may not be less than eighty-five percent (85%) of the fair market value of the common stock on the day preceding the date of grant of the NSO. The option exercise price for ISOs granted under the Plan may not be less than 100% of the fair market value of the common stock on the day preceding the date of grant (or 110% in the case of an ISO granted to an optionee beneficially owning more than 10% of the Company’s outstanding common stock). In the case of awards of shares of common stock or other equity-based awards granted under the Plan, the compensation committee has discretion to establish the price or value of awards granted under the Plan. Options and awards granted under the Plan expire 10 years after the date they are granted (or five years in the case of an ISO granted to an optionee beneficially owning more than 10% of the Company’s outstanding common stock), unless, as to any NSO, otherwise expressly provided in the option agreement. The compensation committee has absolute discretion to determine the vesting schedule of options granted under the Plan.

      In the event of a change of control (as defined in the Plan) of the Company, all outstanding options and awards may, subject to the discretion of the compensation committee, become exercisable in full at such time or times as the compensation committee may determine. Each option and award that is accelerated in such a way by the compensation committee shall terminate on such date (but not later than the stated exercise date) as the compensation committee shall determine.

      Payment of the exercise price for shares of common stock granted pursuant to options under the Plan may be made either in cash or, if permitted by the particular option agreement, by delivery of shares of the

Company’s common stock with a fair market value equal to the total option exercise price (plus cash for any remaining difference). The compensation committee shall determine the amount and form of any payment (if applicable) for common stock or other equity-based awards received pursuant to an award granted under the Plan.

      In addition to the foregoing stock options, our 2000 Stock Option Plan contemplates the distribution of other equity-based awards tied to our common stock. Such awards are subject to the discretion of our board of directors or the board-appointed committee authorized to administer the 2000 Stock Option Plan. Receipt of the awards may be subject to achievement of performance-based factors at the discretion of the board or committee.

      The board of directors may terminate or suspend the Plan at any time. While the Plan does not provide for its automatic termination, no ISO may be granted under the Plan after 10 years from the date of the Plan’s adoption by the board of directors or approval by the Company’s shareholders, whichever is earlier.

Federal Income Tax Consequences

      The grant of an option is not a taxable event for the optionee or the Company.

      Incentive Stock Options. ISOs are stock options that satisfy the requirements specified in Section 422 of the Code. An optionee will not recognize taxable income upon exercise of an ISO (except that the alternative minimum tax may apply). Any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. The Company will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

      For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be a Company employee from the date the option is granted through a date within three months before the date of exercise of the option.

      In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares received pursuant to the exercise of the option are waived.

      If all of the requirements for incentive stock option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of the shares received upon the exercise of an ISO in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be taxed at applicable capital gain tax rates. We will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code as summarized below.

      If an optionee exercises an ISO by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax-free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an ISO as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee’s basis in the shares would be taxable.

      Non-Qualified Stock Options. An NSO is any stock option other than an ISO. Such options are referred to as “non-qualified” because they do not meet the requirements of and are not eligible for the favorable tax treatment provided by Section 422 of the Code. Upon exercising an NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock underlying the NSO on the date of exercise. Upon a subsequent sale or exchange of the shares acquired upon the exercise of an NSO, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

      If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, we are not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1 million for the taxable year. The options granted under the 2000 Stock Option Plan are intended to comply with the exception to Section 162(m) for “qualified performance-based compensation.”

      If the optionee surrenders shares of common stock in payment of part or all of the exercise price for NSOs, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an ISO) and the optionee will be treated as receiving an equivalent number of shares of common stock upon the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The optionee’s basis in the additional shares will be equal to the amount included in the optionee’s income.

Reasons for Approval of the Amendment to the 2000 Stock Option Plan

      The board of directors believes that amendment of the Plan to increase the number of shares reserved for issuance under the Plan is in the best interests of the Company and its shareholders. Furthermore, amendment of the existing Plan in the manner proposed by the board will be treated as the adoption of a new stock option plan under the Federal Treasury Regulations. Consequently, we will be able to continue to grant incentive stock options under the Plan thus benefiting the recipients under the Plan who, as discussed more fully above, may qualify for favorable federal income tax treatment with respect to such options. Finally, the board believes that amendment of the Plan is necessary to achieve the Plan’s purposes and to promote the interests of your company and its shareholders generally. The board believes that the proposed amendment to the Plan which increases the number of shares available under the Plan will aid us in attracting, motivating and retaining qualified personnel. The proposed amendment will also further strengthen the identity of interest of our directors, officers and employees with those of our shareholders.

Vote Required for Approval

      The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal Four. An abstention or failure to vote on this proposal, by a shareholder who attends this meeting in person or by proxy, is not an affirmative vote and therefore will have the same effect as a negative vote.

The Board Of Directors Unanimously Recommends That You Vote “For” The

Amendment To The 2000 Stock Option Plan.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table summarizes information concerning each of our directors, director nominees and executive officers as of the date of this proxy statement.

Name	Age	Position

Kevin Craig(1)	41	Chairman, President and Chief Executive Officer, Director

Douglas Banister	39	Vice President and Chief Financial Officer

Mark Hicks	44	Vice President, Professional Services

Peter Lorenzen	51	Vice President, General Counsel and Secretary

David Ghermezian(2)(3)	29	Director

Davinder Sethi(1)	53	Director

Joe Tippens(2)(3)	43	Director

Mark Weiss(2)	36	Director

(1)	Member of the nominating committee

(2)	Member of the audit committee

(3)	Member of the compensation committee

      Kevin Craig joined us in April 2001 as a director and our president and co-chief executive officer when we acquired FTI. In May, he became sole chief executive officer. Mr. Craig founded FTI in November 1999 and was its chief executive officer until we acquired FTI. From 1989 to 1999, he was with Intel Corporation, in various capacities, most recently as Director of Enterprise Architecture Labs. From 1986 until he joined Intel, Mr. Craig was employed with Advanced Micro Devices, Inc. most recently as Manager — Technology Development.

      Douglas Banister joined us in August 1999 as chief financial officer and vice president. From 1990 to 1999, Mr. Banister served as accounting manager, vice president and chief financial officer of Uniden America Corporation. From 1987 to 1990, Mr. Banister served as controller for D.R. Horton Custom Homes. From 1983 to 1987, he served as a senior auditor with Ernst & Young, LLP. He received a bachelor of business administration in accounting from Texas Wesleyan University. He has been a certified public accountant since 1986.

      Mark Hicks joined us in April 2001 when we acquired FTI and became vice president of professional services in May 2001. Mr. Hicks served as vice president of professional services of FTI since October 2000. From 1998 until he joined FTI, Mr. Hicks was employed by Advanced Systems Group, a national systems integrator, as regional service manager. Prior to that, he was employed as service manager at MicroAge from 1995 to 1998. Mr. Hicks also spent 13 years in various roles in Eastman Kodak’s service division.

      Peter Lorenzen joined us in July 2000 as vice president, general counsel and secretary. From 1998 to 2000 Mr. Lorenzen practiced independently as a mediator and dispute resolution consultant. From 1991 to 1997, he served as vice president, general counsel and secretary of Snyder Oil Corporation, an independent exploration and production company. He was a partner and shareholder with Johnson & Gibbs, a law firm in Dallas Texas from 1983 to 1991 and an associate with Cravath, Swaine & Moore, New, York, New York from 1974 to 1982. He received his bachelor of arts degree from The Johns Hopkins University and law degree from New York University School of Law.

      David Ghermezian has been a director of our company since April 2001. Since 1992, Mr. Ghermezian has been Vice President of the Triple Five Group of Las Vegas, NV, where he oversees much of its real estate activities in the northwestern and southwestern United States. Triple Five owns substantial shopping malls and has extensive investments in commercial and residential developments. Mr. Ghermezian has also been a director and vice president of 7 Crowns, a real estate development company listed on the Canadian Venture Exchange, since 1990 and, since May, 2000 has been a member partner in Selby Venture Partners II, a Silicon Valley based fund that invests in start-up technology companies. Mr. Ghermezian is a member of the board of directors for Nevada-based Bank of Commerce, Vancouver-based People’s Trust, and Paradigm Advanced Technologies, Inc., a technology development company traded in the over-the-counter market.

      Davinder Sethi has been a director of our company since August 1999. Dr. Sethi is currently an independent advisor and investor in the fields of information technology and finance with experience spanning academia, research, business and investment banking. Until recently, he was the Chairman and Chief Executive Officer of iPing, Inc., a notification company linking the web and the telephone networks. Previously, he served as a Director and Senior Advisor to Barclays de Zoete Wedd, advising major global providers of information technologies to develop and execute corporate development opportunities. Prior to that, he spent seven years at Bell Laboratories in operations research and communications network planning and seven years in corporate finance at AT&T. He holds a Ph.D. and MS in Operations Research, Economics and Statistics from UC Berkley, and is a graduate of the Executive Management Program from Penn State. Dr. Sethi is an advisor to several high technology companies and serves on the board of directors of Entrada Networks, Pamet Systems, and WorldWater Corporation.

      Joe Tippens has been a director of our company since February 2001. Mr. Tippens is managing director of Palladian Holdings, LLC, a private investment firm that he founded in 2000. From 1999 to 2000 he served as chairman of the board of Commodity Capital Group, Inc., a commodity management and investment banking firm he founded. From 1996 to 1999, Mr. Tippens was founder and president of StadiaNet Sports, Inc., a sports media firm, and general partner and founder of Chisholm Private Capital Partners, LP, a venture capital investment management company. From 1988 through 1995, Mr. Tippens served in various capacities, including vice president and partner, with Merrill Lynch Venture Capital, Inc. Before joining Merrill Lynch, he was vice president and chief operating officer of Western Venture Capital Corporation from 1983 to 1986 and in the audit division of Arthur Andersen from 1979 to 1983. He received his bachelor of science degree from Oklahoma State University.

      Mark Weiss has been a director of our company since April 2001. From 1991 to the present, Mr. Weiss practiced with the law firm of Weiss & Moy, P.C. which was previously known as Harry M. Weiss & Associates, P.C. He received his bachelor of arts degree in Economics from Pepperdine University in 1986 and law degree from Arizona State University in 1990. Mr. Weiss’s main practice area is corporate law, and Weiss & Moy, P.C. is one of Arizona’s largest intellectual property firms.

      Messrs. Craig, Ghermezian and Weiss, each of whom is a director, were appointed to the board of directors on April 9, 2001 on behalf of the holders of the Series A 18% Cumulative Convertible Redeemable Preferred Stock. We have no knowledge of any other arrangement or understanding in existence between any executive officer named above and any other person pursuant to which any such executive officer was or is to be elected to such office or offices. All of our officers serve at the pleasure of our board of directors. All directors will hold office until the next annual meeting of our shareholders.

Meetings and Committees of Directors

      The board of directors held 20 meetings during the fiscal year ended March 31, 2001. Each incumbent director attended at least 75% of the board of director meetings and meeting of committees of the Board on which he served.

      The board of directors has three standing committees: the audit committee; the compensation committee; and the nominating committee. Prior to September 2000, the board also had an executive committee, which met four times during fiscal 2001. The audit committee, which met two times during fiscal 2001, oversees the financial reporting process on behalf of the board of directors. The committee recommends to the board of directors the engagement of our independent accountants and reviews the plans for, and the results and scope of, the annual auditing engagement. The compensation committee, which met nine times during fiscal 2001, is responsible for determining the compensation of executive officers, including bonuses, and administering our stock option plans. The nominating committee met one time during fiscal 2001. The nominating committee recommends nominees for membership on the board of directors. The audit committee consists of Messrs. Ghermezian, Tippens and Weiss. The board of directors has determined that all of the members of the audit committee are “independent” as defined by the rules of The Nasdaq Stock Market. The compensation committee consists of Messrs. Ghermezian and Tippens. The nominating committee consists of Messrs. Craig and Sethi.

      The nominating committee does not consider nominees recommended by shareholders, nor does it solicit the names of potential board nominees from shareholders.

REPORT OF THE AUDIT COMMITTEE

      The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

      The Audit Committee reports as follows with respect to the audit of our fiscal 2001 audited consolidated financial statements.

      Management is responsible for the company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

      In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The company’s independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence. The Audit Committee reviewed non-audit services provided by its independent auditors for the last fiscal year, and determined that those services did not impair the auditors’ independence.

      Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the company’s Annual Report on Form 10-KSB for the year ended March 31, 2001 filed with the Securities and Exchange Commission.

      The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

Audit Committee:

David Ghermezian

Joe Tippens
Mark Weiss

FEES PAID TO THE INDEPENDENT AUDITORS

Audit Fees

      Ernst & Young LLP billed us aggregate fees of $200,000 for professional services rendered for the audit of our annual financial statements for fiscal year 2001 and for reviews of the financial statements included in our quarterly reports on Form 10-QSB for the first three quarters of fiscal 2001.

Financial Information Systems Design and Implementation

      We did not retain Ernst & Young LLP to provide professional services with respect to systems implementation projects in fiscal 2001.

All Other Fees

      Ernst & Young LLP billed us aggregate fees of $58,800 for other professional services rendered in fiscal year 2001, including tax and SEC filings.

      The audit committee of the board of directors considered the services listed above to be compatible with maintaining Ernst & Young’s independence.

MANAGEMENT COMPENSATION

Compensation of Executive Officers

      Summary Compensation Table. The following table summarizes the compensation earned during each of the last three fiscal years by (i) our chief executive officer during the fiscal year ended March 31, 2001, (ii) each of the four other most highly compensated executive officers whose salary and bonus for the fiscal year ended March 31, 2001 exceeded $100,000, and (iii) one executive officer who was among the four most highly compensated executive officers during fiscal 2001, but who was not serving as an executive officer at the end of the fiscal year.

Summary Compensation Table

		Annual Compensation		Long Term Compensation

		Awards

						Securities
				Restricted		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Stock Awards(5)		Options	Compensation(12)

Robert J. Gibbs(1)	2001	$222,412	$0	$810,950	(6)	350,000
Chairman and	2000	$144,690	$220,000			454,319
Chief Executive Officer

Wayne Irwin(2)	2001	$176,132	$25,000	$562,700	(7)	354,870
President and Chief Operating Officer

Douglas W. Banister	2001	$145,430	$68,562	$165,500	(8)	43,400	$2,103
Vice President and	2000	$123,116	$0			33,334	$781
Chief Financial Officer

Glenn Birk(3)	2001	$170,644	$4,000	$165,500	(9)	72,291	$159
Vice President, Sales	2000	$106,282	$83,335			71,668

Marsha Cameron(4)	2001	$156,598	$0	$331,000	(10)	107,251
Executive Vice President
and Chief Administrative
Officer

Elizabeth Montoya	2001	$111,013	$0	$23,800	(11)	50,000	$1,984
Vice President and
Controller

(1)	Mr. Gibbs resigned as an officer and employee on May 3, 2001.

(2)	Mr. Irwin joined us May 15, 2000 as an executive vice president and became president and chief operating officer on October 30, 2000. He resigned as an officer and employee on May 3, 2001.

(3)	Mr. Birk resigned as an officer and employee on April 19, 2001.

(4)	Ms. Cameron joined us as an executive vice president on May 8, 2000. She resigned as an officer and employee on February 28, 2001.

(5)	All shares of restricted stock shown were awarded on October 30, 2000, except the shares awarded to Ms. Montoya, which were awarded on November 21, 2000. The values shown in the table are based on that day’s closing market price of $3.31 ($2.38 in the case of Ms. Montoya). The grants provided that the options would vest if the recipient is still employed by us four years following the date of grant. The shares would also vest if we terminated the officer’s employment without “cause” or if the officer terminated employment for good reason. The shares would also vest in stages if the market price of the closing price of our common stock remained at or in excess of the following prices for 30 consecutive days: 20% of the shares would vest at $18, an additional 40% at $30 and the final 40% at $50. On January 16, 2001 the awards were amended to reduce the vesting period from four to two years and to lower the vesting prices to $4, $8 and $12.

(6)	Mr. Gibbs was awarded 245,000 shares of restricted stock on October 30, 2000. The value based on the closing market price on March 30, 2001 was $306,250. Upon the merger with Fourthstage on April 9, 2001, Mr. Gibbs was awarded an additional 122,500 restricted shares. Under the terms of his employment agreement, all the restricted shares vested upon Mr. Gibbs resignation on May 3, 2001.

(7)	Mr. Irwin was awarded 170,000 shares of restricted stock on October 30, 2000. The value based on the closing market price on March 30, 2001 was $212,500. Upon the merger with Fourthstage on April 9, 2001, Mr. Irwin was awarded an additional 85,000 restricted shares. Under the terms of his employment agreement, all the restricted shares vested upon Mr. Irwin resignation on May 3, 2001.

(8)	Mr. Banister was awarded 50,000 shares of restricted stock on October 30, 2000. The value based on the closing market price on March 30, 2001 was $62,500.

(9)	Mr. Birk was awarded 50,000 shares of restricted stock on October 30, 2000. The value based on the closing market price on March 30, 2001 was $62,500. The restricted shares vested on Mr. Birk’s resignation on April 19, 2001.

(10)	Ms. Cameron was awarded 100,000 shares of restricted stock on October 30, 2000. The value based on the closing market price on March 30, 2001 was $125,000. The restricted shares vested on Ms. Cameron’s resignation on February 28, 2001.

(11)	Ms. Montoya was awarded 10,000 shares of restricted stock on November 21, 2000. The value based on the closing market price on March 30, 2001 was $12,500. On June 29, 2001, Ms. Montoya resigned from the Company and forfeited to the Company the 10,000 shares awarded to her on November 21, 2000.

(12)	Represents matching contributions to Section 401(k) savings plan.

      Option Grants in Last Fiscal Year. The following table sets forth information regarding the stock options granted to and exercised by the officers named in the Summary Compensation Table during the fiscal year ending March 31, 2001.

Option Grants in Last Fiscal Year

	Number of	% of Total
	Securities	Options		Date of
	Underlying	Granted to		Grant
	Options	Employees	Exercise	Market	Expiration
	Granted	in Fiscal 2001	Price	Price	Date

Robert J. Gibbs	350,000	7.7%	$0.875	1/16/01	1/16/11
Chairman and
Chief Executive Officer

Wayne Irwin	100,000	2.2%	$23.25	5/23/00	5/23/10
President and	11,970	0.3%	$13.14	8/4/00	8/4/10
Chief Operating Officer	242,900	5.3%	$0.875	1/16/01	1/16/11

Douglas W. Banister	43,400	1.0%	$0.875	1/16/01	1/16/11
Vice President and Chief Financial Officer

Glenn Birk	791	0.1%	$13.14	8/4/00	8/4/10	(1)
Vice President, Sales	71,500	1.6%	$0.875	1/16/01	1/16/11	(1)

Marsha Cameron	100,000	2.2%	$21.18	5/26/00	5/26/10	(1)
Executive Vice President and	7,251	0.2%	$13.14	8/4/00	8/4/10	(1)
Chief Administrative Officer

Elizabeth Montoya	11,667	0.3%	$43.89	5/4/00	5/4/10
Vice President and Controller	6,887	0.2%	$13.14	8/4/00	8/4/10
	26,446	0.6%	$2.38	11/21/00	11/21/10
	5,000	0.1%	$0.875	1/16/01	1/16/11

      Option Exercises and Fiscal Year-End Values. The following table provides information regarding the exercise and values of options held by the officers named in the Summary Compensation Table, as of March 31, 2001. The table contains values for “in the money” options, meaning a positive spread between the year-end share price and the exercise price. These values have not been, and may never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

Aggregate Option Exercises in Last Fiscal Year and Fiscal

Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Year-End		at Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Gibbs(2)	—	—	363,455	440,864	$0	$131,250
Chairman and Chief Executive Officer

Wayne Irwin(2)	—	—	0	354,870	$0	$91,088
President and Chief Operating Officer

Douglas W. Banister	—	—	25,000	51,734	$0	$16,275
Vice President and Chief Financial Officer

Glenn Birk	—	—	63,532	80,427	$0	$26,813
Vice President, Sales

Marsha Cameron(3)	—	—	—	—	—	—
Executive Vice President and Chief Administrative Officer

Elizabeth Montoya	—	—	4,629	45,361	$0	$1,875
Vice President and Controller

(1)	Value based on the March 30, 2001 closing price of the common stock of $1.25 per share.

(2)	All options granted to Messrs. Gibbs and Irwin vested upon their resignation on May 3, 2001.

(3)	As the result of her resignation during the year, Ms. Cameron had no options at March 31, 2001.

Compensation of Directors

      Through April 6, 2001, we paid each non-employee director $1,000 for participating in each meeting of the board of directors and $500 for attending each committee meeting. Each director also received options to purchase 30,000 shares of common stock upon becoming a director and 10,000 options annually for each subsequent year. In January 2001, we also granted 50,000 options to Messrs. Dornier, Powell and Sethi and 30,000 additional options to Messrs. Brickler, Brush and Wicki. Additionally, we reimbursed each director for expenses incurred in attending meetings of the board of directors and committees of the board of directors.

      Currently directors are not compensated for their services as directors., Directors are reimbursed for expenses incurred for attending meetings. In the future, the board of directors may consider adopting a compensation plan for non-employee directors, possibly including the grant of options or other equity based compensation.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      In June 1999, we entered into an employment agreement with Robert J. Gibbs, our former president and chief executive officer. Mr. Gibbs’ agreement provided for a two-year term with a two-year extension and a base salary of $150,000 for the first year and $240,000 during the second year and each subsequent term, if the agreement was extended. In addition, Mr. Gibbs’ agreement provided for options to purchase up to 454,319 shares of common stock at $16.69 per share having the following terms: (i) options to purchase 90,864 shares of common stock vested immediately upon grant on June 30, 1999, (ii) options to purchase 90,864 shares of common stock to vest 91 days after the grant date, (iii) options to purchase 181,727 shares of common stock to vest on the first anniversary of the grant date and (iv) options to purchase 90,864 shares of common stock to vest on the second anniversary of the grant date. Mr. Gibbs’ agreement also entitled him to receive a bonus equal to 1.5% of each equity offering consummated by us during his first year of employment. The bonus was capped at $170,000 and was paid in full. Mr. Gibbs’ agreement also provided for a discretionary bonus to be decided by the board of directors of up to $50,000 during the first year. The maximum amount was paid. Additional bonus opportunities were available in the second year. Upon termination of Mr. Gibbs’ employment for death, disability or without cause, Mr. Gibbs was entitled to payments over a two-year period equal to $240,000. Mr. Gibbs’ agreement also provided for a $800 monthly transportation allowance. The agreement was terminable by either party at any time.

      In October 2000, we entered into a new employment agreement with Mr. Gibbs. This agreement provided for a three-year term, with annual extensions unless either party gave at least 90 days’ notice of cancellation and a base salary of $250,000 during the remainder of fiscal 2001, $300,000 during fiscal 2002 and $350,000 during the remainder of the term and any extension. Mr. Gibbs would also be entitled to receive an annual bonus, with a target bonus equal to 100% of his salary, based on measures of shareholder value and company performance mutually determined by Mr. Gibbs and the compensation committee of our board of directors. The agreement also provided for a $1,000 monthly transportation allowance. Under the agreement, Mr. Gibbs also received 245,000 shares of restricted stock, the terms of which are described below. Upon termination of Mr. Gibbs employment as the result of disability or death, Mr. Gibbs was entitled to a lump sum payment of $300,000. Upon termination by the Company without cause or by Mr. Gibbs for good reason, Mr. Gibbs was entitled to payment of his salary and targeted bonus over the remainder of the term, half in a lump sum and the remainder over the remaining term of the agreement. In addition, in the event of any termination described in the preceding two sentences, all restricted shares and options held by Mr. Gibbs would become vested.

      Also in October 2000, we entered into an employment agreement with Wayne Irwin under which Mr. Irwin was employed as our president and chief operating officer. This agreement provided for a base salary of $230,000 during the remainder of fiscal 2001, $250,000 during fiscal 2002 and $300,000 during the remainder of the term and any extension, with an annual bonus targeted at 60% of Mr. Irwin’s salary based on measures of company operating performance determined by the compensation committee of our board of directors. The agreement also provided for the award of 170,000 shares of restricted stock and a transportation allowance of $700 per month. The termination provisions of Mr. Irwin’s agreement were substantially the same as the provisions of Mr. Gibbs’ agreement.

      In April 2001, we entered into an employment agreement with Kevin Craig and new employment agreements with Messrs. Gibbs and Irwin. Under the agreements, Mr. Gibbs was employed as chairman and co-chief executive officer, Mr. Craig was employed as president and co-chief executive officer, and Mr. Irwin was employed as executive vice president and chief operating officer. The agreements provided for three year terms with annual extensions unless either party gives at least 90 days’ notice of cancellation, base salaries of $300,000 per year for Messrs. Gibbs and Craig and $250,000 for Mr. Irwin and bonuses at the discretion of our board of directors. Mr. Gibbs agreement provided for the grant of 175,000 stock options and 122,500 shares of restricted stock, and Mr. Irwin’s agreement provided for the grant of 121,000 stock options and 85,000 shares of restricted stock. In the case of termination of employment as the result of death or disability, termination by the company without cause or by the officer for good reason, the officer would be entitled to a lump sum severance payment equal to one year’s base salary. In addition, the agreements with Messrs. Gibbs and Irwin provided that in such circumstances all restricted shares and options held by them would vest. The agreements with Messrs. Gibbs and Irwin also provided that during the first year of the agreement, such officer could resign for any reason and receive the same severance benefits described above.

      Effective May 3, 2001 Messrs. Gibbs and Irwin resigned from the company. We made severance payments of $300,000 to Mr. Gibbs and $250,000 to Mr. Irwin. In addition, as a result of their resignations, Mr. Gibbs’ 367,500 shares of restricted stock and 979,319 stock options and Mr. Irwin’s 255,000 shares of restricted stock and 475,870 stock options vested. Mr. Gibbs holds 454,319 options at an exercise price of $16.69, 175,000 options at $1.28 and 350,000 options at $0.875. Mr. Irwin holds 100,000 options at $23.25, 11, 970 at $13.14, 121,000 options at $1.28 and 242,900 options at $0.875. All such options may be exercised until May 3, 2003.

      Effective May 15, 2001, Kevin Craig recommended and voluntarily terminated his employment agreement. Mr. Craig continues to serve at the pleasure of the board of directors and receives a base salary of $100,000 per year until such time as we are financially stable.

      In October 2000, we began a retention plan under which we have awarded a total of 1,193,500 shares of restricted stock to 18 of our officers. This retention plan was terminated by Mr. Craig with the approval of the board of directors in June, 2000. As of July 9, 2001, 1,005,500 shares held by 12 former officers have vested and 178,000 restricted shares remain held by five employees, including 50,000 shares held by each of Douglas Banister and Peter Lorenzen. The terms of the awards provide that the shares will vest two years after the date of grant. In addition, 20% of the shares will vest if the closing price of our common stock is at least $4 for 30 consecutive days, an additional 40% if the price is at least $8 and the final 40% if the price is at least $12. In addition, the shares vest if we terminate the officer’s employment without cause, the employee terminates his or her employment for good reason or if employment terminates as the result of death or disability. If employment terminates for any other reason, then at our option, the shares will be forfeited.

      The restricted shares awarded to the following persons who served as executive officers since the beginning of fiscal 2001 (in addition to Messrs. Gibbs and Irwin as described above) have vested in accordance with the terms of the awards upon termination of their employment: Marsha Cameron, a former executive vice president, 100,000 shares; Christopher Brickler, a former director and executive vice president, 70,000 shares; Mark Ansboury, a former executive vice president, 50,000 shares; Glenn Birk, former vice president of sales, 50,000; and James Bates, former vice president and chief information officer, 30,000 shares.

      In May 2001, we entered into agreements with each of Messrs. Banister and Lorenzen and Ms. Montoya in which we agreed that if we terminated such executive’s employment on or before July 31, 2001, the executive would receive a lump sum payment equal to six month’s base salary. If the executive terminates employment during the 90 days after July 31, 2001, the executive will continue to receive base salary and insurance benefits for a period of six months. If we terminate the employee’s employment after July 31, 2001, the employee will receive a lump sum payment equal to six months’ base salary and will continue to receive salary and insurance benefits for a period, not longer than six months, equal to the period from July 31 until the termination of employment. If the executive’s employment is terminated for cause, these benefits would not be available. Ms. Montoya resigned from the Company on June 29, 2001. Upon her resignation, the Company agreed to pay Ms. Montoya an additional two months severance benefits in consideration for her forfeiting to the Company her restricted stock and options.

Related Party Transactions

      On December 20, 1999, we settled a previously disclosed business obligation regarding a consulting agreement with Dr. Davinder Sethi, a director, and MMH Investments, Inc., a company that is principally owned and controlled by Robert Hersch, our former vice president of corporate finance. Pursuant to the settlement, we issued 50,000 shares of common stock to MMH Investments, Inc., and agreed to immediately register the shares for resale on Form S-3. We understand that MMH Investments, Inc. will, upon sales of the shares, pay each of Mr. Sethi and Humbert B. Powell, III, a former director, the proceeds of 12,500 of these shares.

      On December 1, 1997, we entered into a consulting agreement with an entity whose president is Ernesto Chavarria, then a director of our company. The terms of the consulting agreement include the following:

$10,000 fee per month plus reasonable business expenses, 25,000 shares of common stock (issued on January 13, 1998), an option to purchase 25,000 shares of common stock, and various fees and commissions for acquisitions or sales secured by the entity. During the year ended March 31, 2000 we recognized expenses totaling $94,282 related to this consulting agreement. This agreement was terminated on December 31, 1999.

      On August 2, 2000, Ernesto Chavarria and Blandina Cardenas resigned from our board of directors. In connection with the resignations, and in recognition of their valuable past services to our company, the board vested and extended for one year from the date of their resignations options held by Mr. Chavarria and Ms. Cardenas to acquire 8,334 shares of common stock at $16.125 per share. The board also awarded each of Mr. Chavarria and Ms. Cardenas fully vested one-year options to acquire 4,166 shares of common stock at the market price of the shares on the date of their resignation. The company also entered into a consulting arrangement with Mr. Chavarria under which he received a one-year, fully vested option to acquire up to 25,000 shares of common stock at the fair market price of the shares on the date of the consulting agreement.

      At the time of their resignation, we entered into six-month consulting agreements with Robert Gibbs and Wayne Irwin. We agreed to pay a total of $150,000 to Mr. Gibbs and $125,000 to Mr. Irwin payable in equal monthly installments over the term of the agreements. Each of such former executives agreed, subject to reasonable availability, to provide such advisory services during the term as are requested by our chief executive officer.

      During fiscal 2001, we paid Robert Gibbs approximately $103,200 as reimbursement of expenses, including $30,400 in tax gross-up payments, incurred in connection with his relocating from Austin, Texas to Dallas, Texas.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides as of July 9, 2001, the number and percentage of outstanding shares of common stock beneficially owned by (A) each person we know to be the beneficial owner of five percent or more of the outstanding shares of our common stock; (B) each of our executive officers; (C) each of our directors and director nominees; and (D) all of our executive officers and directors as a group. The business address of each individual named below is Aperian, Inc., 3030 North Third Street, Seventh Floor, Phoenix, Arizona 85012.

	Common Stock

	Number of Shares	Percentage of
	Beneficially	Outstanding
Name and Address of Beneficial Owner	Owned(1)(2)	Shares

Entrepreneurial Investors, Ltd.(3)	1,966,604	12.0%
P.O. Box 40643 Freeport, G.B., Bahamas

Jose G. Chavez(4)	859,250	5.3%
8021 Bottle Brush Austin, Texas 78750

Andrew Ramirez	902,916	5.6%
40 North IH 35, TH-6 Austin, Texas 78701

Kevin Craig	1,432,794	8.8%

Douglas Banister(5)	97,800	*

Mark Hicks	0	*

Peter Lorenzen(6)	93,237	*

David Ghermezian(7)	310,438	1.9%

Davinder Sethi(8)	76,668	*

Joe Tippens(9)	30,000	*

Mark Weiss	66,333	*

All directors and executive officers as a group(10)	2,107,270	12.9%

*	Denotes less than 1% ownership.

(1)	The rules of the SEC provide that, for the purposes hereof, a person is considered the “beneficial owner” of shares with respect to which the person, directly or indirectly, has or shares the voting or investment power, irrespective of his economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed, subject to community property laws.

(2)	Calculations are based on 16,197,050 outstanding shares of common stock at July 9, 2001. Shares of common stock subject to options and warrants that are exercisable within 60 days of July 9, 2001, are deemed beneficially owned by the person holding such options for the purposes of calculating the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 166,667 shares of common stock issuable upon the exercise of warrants.

(4)	Includes 33,334 shares of common stock issuable upon the exercise of stock options.

(5)	Includes 50,000 shares of restricted stock and 47,800 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 50,000 shares of restricted stock and 28,237 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 191,048 shares held by Regent Net LLC, of which Mr. Ghermezian is a manager, and 119,270 shares held by Triple Five Investments LLC, of which he is an officer. The shares shown are subject to shared voting and investment power.

(8)	Represents shares of common stock issuable upon the exercise of stock options.

(9)	Represents shares of common stock issuable upon the exercise of stock options.

(10)	Includes information in the notes above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own 10% or more of our common stock to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from the executive officers and directors, we believe that all of our executive officers, directors and 10% stockholders made all the necessary filings under Section 16(a) during fiscal 2001, except that the following individuals had late filings in 2000: Steven Metzger (one Form 5, reporting a stock option grant), Marsha Cameron (one Form 5, reporting a stock option and restricted stock grant), Joe Tippens (one Form 5 reporting a stock option grant) and Karl Schaefer (one Form 5, reporting a stock option grant).

ANNUAL REPORT

      Our annual report for our fiscal year ended March 31, 2001, has been mailed to shareholders concurrently with the mailing of this proxy statement, but is not incorporated into this proxy statement and is not to be considered to be a part of our proxy solicitation materials.

      Upon request, we will provide, without charge to each shareholder of record as of the record date specified on the first page of this proxy statement, a copy of our Annual Report on Form 10-KSB for the year ended March 31, 2001 as filed with the Securities and Exchange Commission. Any exhibits listed in the Annual Report on Form 10-KSB also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth on the first page of this proxy statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

      Pursuant to the rules of the Securities and Exchange Commission, we and services that we employ to deliver communications to our shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of our annual report to shareholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Shareholders may notify us of their requests by calling or writing to us at our Investor Relations Department, located at our executive offices set forth on the first page of this proxy statement.

Appendix A

Aperian, Inc.

Amended And Restated 2000 Stock Option Plan

1.  Purpose.

      Aperian, Inc., Inc., a Delaware corporation (herein, together with its successors, referred to as the “Company”), successor by merger to MSI Holdings, Inc., by means of this 2000 Stock Option Plan (the “Plan”), desires to afford certain individuals and employees of the Company and any parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired (such parent and subsidiary corporations referred to herein as “Related Entities”) who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and any Related Entities. As used in the Plan, the terms “parent corporation” and “subsidiary corporation” shall mean, respectively, a corporation within the definition of such terms contained in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). All capitalized terms not otherwise defined in Sections 1 through 17 of this Plan shall have the meanings set forth in Section 18 of this Plan.

      The stock options described in Sections 6 and 7 (the “Options”), and other stock or equity-based awards described in Section 8 (the “Awards”), are a matter of separate inducement and, except as specifically provided herein or elsewhere, are not in lieu of any salary or other compensation for services.

2.  Administration.

      (a)  Committee. The Board of Directors of the Company (the “Board of Directors”) shall administer the Plan with respect to all Employees (as hereinafter defined) or Eligible Non-Employees (as hereinafter defined) or may delegate all or part of its duties under this Plan to any committee or sub-committee appointed by the Board of Directors (the “Committee”) or to any officer or committee of officers of the Company, subject in each case to such conditions and limitations as the Board of Directors may establish and subject to the following sentence. Unless a majority of the members of the Board of Directors determines otherwise: (a) the Committee shall be constituted in a manner that satisfies the requirements of Rule 16b-3, which Committee shall administer the Plan with respect to all Employees or Eligible Non-Employees who are subject to Section 16 of the Exchange Act in a manner that satisfies the requirements of Rule 16b-3; and (b) the Committee shall be constituted in a manner that satisfies the requirements of Section 162(m), which Committee shall administer the Plan with respect to “performance-based compensation” for all Employees or Eligible Non-Employees who are reasonably expected to be “covered employees” as those terms are defined in Section 162(m). The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, but shall in no event be fewer than required by Rule 16b-3 and Section 162(m) where applicable. Except for references in Sections 2(a), 2(b), and 2(c) and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors as administrator of the Plan for Employees or Eligible Non-Employees or to the appropriate delegate of the Committee or the Board of Directors.

      (b)  Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

      (c)  Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until the Board of

Directors elects a new chairman. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations as it may deem advisable for the conduct of its business that are not inconsistent with the provisions of the Plan, the certificate of incorporation of the Company, the by-laws of the Company, Rule 16b-3 so long as it is applicable, and Section 162(m) so long as it is applicable.

3.  Shares Available.

      Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of common stock, $0.01 par value, of the Company (“Common Stock”) in respect of which Options and Awards may be granted for all purposes under the Plan shall be 7,500,000 shares, provided, however, that the number of such shares that shall be available for issuance under Awards granted pursuant to Section 8 shall not exceed the number established from time to time by the Compensation Committee of the Board of Directors. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such Option, the termination of such Option prior to exercise, or the forfeiture of such Option, or any shares as to which Awards have been granted are forfeited or surrendered, such shares shall thereafter be available for grants under the Plan. Options or Awards granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company’s treasury, or (iii) issued shares of Common Stock reacquired by the Company in each situation as the Board of Directors or the Committee may determine from time to time.

4.  Eligibility and Bases of Participation.

      Grants of Incentive Options (as hereinafter defined) and Non-Qualified Options (as hereinafter defined) may be made under the Plan, subject to and in accordance with Section 6, to Employees. As used herein, the term “Employee” shall mean any employee of the Company or any Related Entity, including officers and directors of the Company or any Related Entity who are also employees of the Company or any Related Entity, who is regularly employed on a salaried basis and who is so employed on the date of such grant.

      Grants of Non-Qualified Options may be made, subject to and in accordance with Section 7, to any Eligible Non-Employee. As used herein, the term “Eligible Non-Employee” shall mean any director of the Company who is not regularly employed on a salaried basis with the Company and any other person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, or other entity (collectively, a “Person”), that the Committee designates as eligible for a grant of Options pursuant to this Plan because such Person performs bona fide consulting, advisory, or other services for the Company or any Related Entity (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Board of Directors or the Committee determines that the Person has a direct and significant effect on the financial development of the Company or any Related Entity.

      Grants of Awards may be made under the Plan, subject to and in accordance with Section 8, to Employees and Eligible Non-Employees.

      The adoption of this Plan shall not be deemed to give any Person a right to be granted any Options or any Awards.

      Notwithstanding any other provision of this Plan to the contrary, with respect to the grant of any Options or Awards to any Employee or Eligible Non-Employee, the Committee shall first determine the number of shares (or units) in respect of which Options or Awards are to be granted to such Employee or Eligible Non-Employee and shall then cause to be granted to such Employee or Eligible Non-Employee an Option exercisable for such shares or an Award for such shares (or units). The exercise price per share of Common Stock under each Option and the value of each share of Common Stock (or unit) under each Award shall be fixed by the Committee at the time of grant of the Option or Award and shall not be less than 85% of the Fair Market Value of a share of Common Stock on the day preceding the date of grant; provided, in the case of an Incentive Option (as hereinafter defined) the exercise price per share shall not be less than 100% of the Fair Market Value of a Share of Common Stock on the day preceding the date of grant, except as provided in 6(a) hereof.

5.  Authority of Committee.

      Subject to the express provisions of the Plan and any applicable law with which the Company intends the Plan to comply, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan, including without limitation to adopt and observe such procedures concerning the counting of Options or Awards against the Plan and individual maximums as it may deem appropriate from time to time; (b) to determine the Employees or Eligible Non-Employees to whom, and the time or times at which, Options and Awards shall be granted; (c) to determine the number of shares of Common Stock (or units) that shall be the subject of each Option or Award; (d) to determine the terms and provisions of each agreement evidencing Options or Awards granted hereunder (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exerciseability of the Options, (ii) the forfeitability of any shares (or units) or any restrictions on shares (or units) subject to an Award, (iii) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Option or Award is restricted, (iv) the effect of termination of employment on the Option or Award, (iv) the effect of approved leaves of absence (consistent with any applicable provisions of the Code or Treasury regulations) and (v) the establishment of procedures for an optionee to exercise an Option by delivering that number of shares of Common Stock already owned by such optionee having an aggregate Fair Market Value which shall equal the Option exercise price; provided, however, that if the Committee permits, pursuant to Section 6(b) or 7(a)(ii), payment of the exercise price of an Option with previously acquired shares of Common Stock (A) in the case of Incentive Options, no shares shall be used to pay the exercise price under this paragraph unless (1) such shares were not acquired through the exercise of Incentive Options or (2) if so acquired, (x) such shares have been held for more than two years since the grant of such Incentive Options and for more than one year since the exercise of such Incentive Options (the “Holding Period”), or (y) if such shares have not been held for the Holding Period, the optionee elects in writing to use such shares to pay the exercise price under this paragraph, (B) no such procedure shall be available if there is an opinion of the Company’s independent accounting firm that the use of such a procedure could negatively affect the financial statements of the Company or a Related Entity, and (C) notwithstanding any provision in the Plan to the contrary, no such shares shall be used to pay the Option exercise price unless such shares shall have been held by the optionee for a period of six months prior to the date of exercise of the Option; (e) to accelerate, pursuant to Section 9 or otherwise, the vesting or exerciseability (or time of exerciseability) of all or part of any Option, or the vesting or lapsing of restrictions on all or part of any Award, that has been granted; (f) to construe the respective agreements evidencing Options and Awards pursuant to the Plan; (g) to make determinations of the Fair Market Value of the Common Stock pursuant to the Plan; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, subject to the second sentence of Section 2(a); and (i) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Option, in any Award, or in any agreements evidencing Options or Awards granted hereunder in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 5 shall be final and conclusive. The Committee shall not have the power to appoint members of the Committee or to terminate, modify, or amend the Plan. Those powers are vested in the Board of Directors.

      An Option shall be vested and/or exercisable, and the restrictions on any Awards shall lapse, in whole or in part and at such times as determined by the Committee. The Committee in its discretion may provide that an Option shall be vested or exercisable, and the restrictions on any Awards shall lapse, only upon the attainment of one or more performance goals or targets established by the Committee, which are based on (i) the price of a share of Common Stock, (ii) the Company’s earnings per share, (iii) the Company’s market share, (iv) the market share of a business unit of the Company designated by the Committee, (v) the Company’s sales, (vi) the sales of a business unit of the Company designated by the Committee, (vii) the net income (before or after taxes) of the Company or a business unit of the Company designated by the Committee, (viii) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (ix) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (x) the economic value added, or (xi) the return on stockholders’ equity achieved by the Company.

      From time to time, the Board of Directors and appropriate officers of the Company shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance pursuant to agreements evidencing Options or Awards granted hereunder.

6.  Stock Options for Employees.

      Subject to the express provisions of this Plan, the Committee shall have the authority to grant incentive stock options pursuant to Section 422 of the Code (“Incentive Options”), to grant non-qualified stock options (options which do not qualify under Section 422 of the Code) (“Non-Qualified Options”), and to grant both types of Options to Employees. No Incentive Option shall be granted pursuant to this Plan after the earlier of ten years from the date of adoption of the Plan or ten years from the date of approval of the Plan by the stockholders of the Company. Notwithstanding anything in this Plan to the contrary, Incentive Options may be granted only to Employees. The terms and conditions of the Options granted under this Section 6 shall be determined from time to time by the Committee; provided, however, that the Options granted under this Section 6 shall be subject to all terms and provisions of the Plan (other than Sections 7 and 8), including the following:

(a) Option Exercise Price. Subject to Section 4, the Committee shall establish the Option exercise price at the time any Option is granted at such amount as the Committee shall determine. The Option exercise price shall not be less than 85% of the Fair Market Value of a share of Common Stock on the day preceding the date of grant; provided, that in the case of an Incentive Option, such price shall not be less than the Fair Market Value per share of Common Stock on the day preceding the Option’s date of grant; and provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of the Company or any Related Entity which possess more than 10% of the total combined voting power of all classes of shares of the Company or of any Related Entity, the option exercise price shall not be less than 110% of the Fair Market Value per share of Common Stock on the day preceding the Option’s date of grant. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 10 of the Plan.

(b) Payment. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee pursuant to a procedure created pursuant to Section 5(d) of the Plan. Shares delivered to the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Option.

(c) Continuation of Employment. Each Incentive Option shall be granted to an Employee only when he is an employee of the Company or a Related Entity and may only be exercised while such optionee is an employee of the Company or a Related Entity or within three months after termination of employment with the Company or related Entity.

(d) Exerciseability of Stock Option. Subject to Section 9, each Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Incentive Option by its terms shall be exercisable after the expiration of ten years from the date of grant of such Option; provided, however, that no Incentive Option granted to a person who, at the time such Option is granted, owns stock of the Company, or any Related Entity, possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Related Entity, shall be exercisable after the expiration of five years from the date such Option is granted.

(e) Death. If any optionee’s employment with the Company or a Related Entity terminates due to the death of such optionee, the estate of such optionee, or a Person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Option in accordance with its terms at any time and from time to time within 180 days after the date of death unless a shorter or longer period is expressly provided in such Option (but in no event prior to the 90th day after the death of such optionee) or established by the Committee pursuant to Section 9 (but in no event after the expiration date of such Option).

(f) Disability. If the employment of any optionee terminates because of his Disability, such optionee or his legal representative shall have the right to exercise the Option in accordance with its terms at any time and from time to time within 180 days after the date of such termination unless a shorter or longer period is expressly provided in such Option (but in no event prior to the 90th day after the date of such termination of employment) or established by the Committee pursuant to Section 9 (but not after the expiration date of the Option); provided, however, that in the case of an Incentive Option, the optionee or his legal representative shall in any event be required to exercise the Incentive Option within one year after termination of the optionee’s employment due to his Disability.

(g) Termination for Good Cause. Unless an optionee’s Option expressly provides otherwise or the Committee determines otherwise, such optionee shall immediately forfeit all rights under his Option as of the date of termination of employment with the Company or Related Entity, except as to the shares of stock already purchased thereunder, if the employment of such optionee with the Company or a Related Entity is terminated by the Company or any Related Entity for Good Cause. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee), and any decision in respect thereof by the Committee shall be final and binding on all parties in interest.

(h) Other Termination of Employment. If the employment of an optionee with the Company or a Related Entity terminates for any reason other than those specified in Sections 6(e), 6(f) or 6(g) above, such optionee shall have the right to exercise his Option in accordance with its terms, within one year after the date of such termination, unless a shorter or longer period is expressly provided in such Option or established by the Committee pursuant to Section 9 (but not after the expiration date of the Option); provided, that no Incentive Option shall be exercisable more than three months after such termination.

(i) Maximum Exercise. The aggregate Fair Market Value of stock (determined on the day preceding the Option’s date of grant) with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year under all plans of the Company and any Related Entity shall not exceed $100,000.

7.  Stock Option Grants to Eligible Non-Employees.

      (a)  Subject to the express provisions of this Plan, the Committee shall have the authority to grant Non-Qualified Options to Eligible Non-Employees. The terms and conditions of the Options granted under this Section 7 shall be determined from time to time by the Committee; provided, however, that the Options granted under this Section 7 shall be subject to all terms and provisions of the Plan (other than Sections 6 and 8), including the following:

(i) Option Exercise Price. Subject to Section 4, the Committee shall establish the Option exercise price at the time any Non-Qualified Option is granted at such amount as the Committee shall determine,

provided however, that the exercise price shall not be less than 85% of the Fair Market Value per share of Common Stock on the day preceding the Option’s date of grant. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 10 of the Plan.

(ii) Payment. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee pursuant to a procedure created pursuant to Section 5(d) of the Plan. Shares delivered to the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Option.

(iii) Exerciseability of Stock Option. Subject to Section 9, each Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Option shall be exercisable after the expiration of ten years from the date of grant of the Option, unless otherwise expressly provided in such Option.

(iv) Death. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his death, the estate of such optionee, or a Person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Option in accordance with its terms, at any time and from time to time within 180 days after the date of death unless a shorter or longer period is expressly provided in such Option (but in no event prior to the 90th day after the death of such optionee) or established by the Committee pursuant to Section 9 (but in no event after the expiration date of such Option).

(v) Disability. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his Disability, such optionee or his legal representative shall have the right to exercise the Option in accordance with its terms at any time and from time to time within 180 days after the date of the optionee’s termination unless a shorter or longer period is expressly provided in such Option (but in no event prior to the 90th day after the date of such termination of employment) or established by the Committee pursuant to Section 9 (but not after the expiration of the Option).

(vi) Termination for Good Cause. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee is terminated (i) for Good Cause or (ii) as a result of removal of the optionee from office as a director of the Company or of any Related Entity for cause by action of the stockholders of the Company or such Related Entity in accordance with the by-laws of the Company or such Related Entity, as applicable, and the corporate law of the jurisdiction of incorporation of the Company or such Related Entity, then such optionee shall immediately forfeit his rights under his Option except as to the shares of stock already purchased. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee) and any decision in respect thereof by the Committee shall be final and binding on all parties in interest.

(vii) Other Termination of Relationship. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates for any reason other than those specified in subsections 7(a)(iv), (a)(v) or (a)(vi) above, such optionee shall have the right to exercise his or its Option in accordance with its terms within one year after the date of such termination, unless a shorter or longer period is expressly provided in such Option or established by the Committee pursuant to Section 9 (but not after the expiration date of the Option).

      (b)  An Eligible Non-Employee that is a non-employee director of the Company may elect to receive Options in lieu of all or a portion of such director’s annual cash retainer fee, if any, for services as a director of the Company. Notwithstanding subsection 7(a)(ii), the following shall apply if a non-employee director elects to receive all or a portion of his/her annual cash retainer in Options:

(i) Method of Election. Except as otherwise specified by the Committee, a non-employee director’s election shall be made in accordance with the following provisions. Unless the Committee provides otherwise, the election may be made only by written notice delivered to the Committee prior to the first day of the calendar year in which the cash payment would otherwise be made. The election shall specify the amount of the annual cash retainer that is to be paid in the form of Options and shall be irrevocable except for payments otherwise payable in the next calendar year after the date of a written notice of revocation.

(ii) Terms of Options. The date of grant of an Option granted pursuant to this Section 7(b) shall be the later of (1) the date all corporate action necessary to effect the grant has been completed or (2) the date on which the portion of the annual cash retainer fee that the non-employee director has elected not to receive would otherwise have been paid. The number of shares subject to that Option shall be determined by dividing the foregone amount of the annual cash retainer fee otherwise due and payable on the date of grant by the value of an Option for one share of Common Stock on the day preceding the date of grant having the terms set forth herein, which value shall be calculated pursuant to a Black-Scholes Model or similar valuation method selected by the Committee. The exercise price with respect to a share of Common Stock subject to that Option shall be the Fair Market Value of a share of Common Stock on the day preceding the Option’s date of grant.

8.  Awards.

      Subject to the express provisions of this Plan, the Committee shall have the authority to grant Awards of shares of Common Stock or other equity-based awards to Employees or Eligible Non-Employees. The terms and conditions of the Awards granted under this Section 8 shall be determined from time to time by the Committee and set forth in an agreement evidencing such Award; provided, however, that the Awards granted under this Section 8 shall be subject to all terms and provisions of the Plan (other than Sections 6 and 7), including the following:

(a) Price. Subject to Section 4, the Committee shall establish the price or value of the shares of Common Stock, or the value of units, subject to an Award.

(b) Payment. The Committee shall determine the amount and form of any payment (if applicable) for Common Stock received pursuant to an Award, provided, that, in the absence of such a determination, an award-holder shall not be required to make any payment for Common Stock received pursuant to an Award, except to the extent otherwise required by law.

(c) Forfeiture Restrictions. An Award or shares of Common Stock that may be the subject of an Award may be subject to restrictions (the “Forfeiture Restrictions”) such that an award-holder will have an obligation to forfeit or surrender all or part of the Award or any shares received under an Award under the Forfeiture Restrictions. The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals or targets established by the Committee, which are based on (A) the price of a share of Common Stock, (B) the Company’s earnings per share, (C) the Company’s market share, (D) the market share of a business unit of the Company designated by the Committee, (E) the Company’s sales, (F) the sales of a business unit of the Company designated by the Committee, (G) the net income (before or after taxes) of the Company or a business unit of the Company designated by the Committee, (H) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (I) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (J) the economic value added, or (K) the return on stockholders’ equity achieved by the Company; (ii) the award-holder’s continued employment or service with the Company for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (iv) a combination of any of the foregoing. Each Award may, in the discretion of the Committee, have different Forfeiture Restrictions.

(d) Term. The term of any Award shall not exceed ten years from the date of grant of the Award.

9.  Change of Control.

      Except as otherwise expressly provided in a particular Option or Award, if (i) a Change of Control shall occur or (ii) the Company shall enter into an agreement providing for a Change of Control, then the Committee may declare any or all Options or Awards outstanding under the Plan to be exercisable in full at such time or times as the Committee shall determine and the Company may purchase any or all of such Options or Awards for an amount of cash equal to the amount that could have been attained upon the exercise of such Options or Awards or the realization of the optionee’s or award-holder’s rights had such Option or Award been currently exercisable. Each Option and Award accelerated by the Committee pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated exercise date) as the Committee shall determine.

10.  Adjustment of Shares.

      Except as otherwise contemplated in Section 9, and unless otherwise expressly provided in a particular Option or Award, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a “Reorganization”), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option or Award and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made that would render any Incentive Option granted hereunder other than an “incentive stock option” for purposes of Section 422 of the Code. The maximum aggregate number of shares of Common Stock in respect of which Options or Awards may be granted under this Plan as provided for in Section 3, and the maximum number that may be granted to any one individual in a calendar year pursuant to Section 21, shall be subject to adjustment as contemplated above.

      Except as otherwise contemplated in Section 9, and unless otherwise expressly provided in a particular Option or Award, in the event that the Company is not the surviving entity of a Reorganization and, following such Reorganization and, in connection with such Reorganization, any optionee or award-holder will hold Options or Awards issued pursuant to this Plan which have not been exercised, canceled, forfeited, or terminated in connection therewith, the Company shall cause such Options or Awards to be assumed (or canceled and replacement options or awards issued) by the surviving entity or a Related Entity with such changes in the number and/or kind of shares and/or interests subject to an Option and Award and the per share price or the value thereof as the Committee determines is necessary to give appropriate effect to such Reorganization. In the event of any perceived conflict between the provisions of Section 9 and this Section 10, the Committee’s determination under Section 9 shall control.

11.  Assignment or Transfer.

      (a)  Transfer of Incentive Options. Incentive Options are not transferable by an optionee other than by will or the laws of descent and distribution.

      (b)  Transfer of Non-Qualified Options or Awards.

(i) Permitted Transferees. The Committee may, in its discretion, permit an optionee or award-holder to transfer all or any portion of a Non-Qualified Option or Award, or authorize all or a portion of any Non-Qualified Option or Award to be granted to an optionee or award-holder to be on terms that permit transfer by such optionee or award-holder, to (A) the spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law of the optionee or award-holder, including adoptive relationships, or any other person sharing the optionee’s or award-holder’s household (other than a tenant or employee) (collectively, “Immediate Family Members”), (B) a trust or trusts in which such Immediate Family Members have more than fifty percent of the beneficial interest, (C) a foundation in which such Immediate Family Members (or the optionee or award-holder) control the management of assets, or (D) any other entity in which such Immediate Family Members (or the optionee or award-holder) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of Non-Qualified Options or Awards transferred as provided above shall be prohibited except subsequent transfers back to the grantee of the Option or Award and transfers to other Permitted Transferees of the grantee of the Option or Award.

(ii) Domestic Relations Orders. In the Committee’s sole discretion, Non-Qualified Options or Awards may be transferred pursuant to domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers and Exercise Rights. Except as expressly permitted by Sections 11(b)(i) and 11(b)(ii), Non-Qualified Options requiring exercise, or any Awards subject to Forfeiture Restrictions, shall not be transferable other than by will or the laws of descent and distribution. In the event that a legal representative has been appointed in connection with the Disability of an optionee, the optionee’s Options may be exercised by the legal representative.

(iv) Effect of Transfer. Following the transfer of any Non-Qualified Option as contemplated by Sections 11(b)(i), 11(b)(ii) and 11(b)(iii), (A) such Non-Qualified Option or Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “optionee” shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased optionee, as applicable, to the extent appropriate to enable the optionee to exercise the transferred Non-Qualified Option in accordance with the terms of this Plan and applicable law, (B) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “award-holder” shall be deemed to refer to the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased award-holder, as applicable and to the extent appropriate, (C) the provisions of Sections 7(a)(iv) through (vii) hereof shall continue to be applied with respect to the original optionee and, following the occurrence of any such events described therein the Non-Qualified Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Holder, as applicable, only to the extent and for the periods specified in Sections 7(a)(iv) through (vii), and (D) in the discretion of the Committee, all voting control in the Common Stock transferred pursuant to the exercise of Non-Qualified Options or acquired pursuant to an Award shall be retained in the grantee of the Option or Award.

      (c)  Procedures and Restrictions. Any optionee or award-holder desiring to transfer an Option or Award as permitted under Section 11(a) or 11(b) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

12.  Compliance with Securities Laws.

      The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities law to permit exercise of any option or to issue any Common Stock in violation of the Securities Act or any applicable state securities law. Each optionee or award-holder (or, in the event of his death or, in the event a legal representative has been appointed in connection with his Disability, the Person exercising the Option or Award) shall, as a condition to his right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the

Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities law.

      Certificates for shares of Common Stock, when issued pursuant to the Plan, may have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

      This legend shall not be required for shares of Common Stock issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

13.  Withholding Taxes.

      By acceptance of the Option or Award, the optionee or award-holder will be deemed to (i) agree to reimburse the Company or Related Entity by which the optionee or award-holder is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such corporation in connection with such Option or Award; (ii) authorize the Company or any Related Entity by which the optionee or award-holder is employed to withhold from any cash compensation paid to the optionee or in the optionee’s behalf, or to the award-holder or on the award-holder’s behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company, or the Related Entity by which the optionee or award-holder is employed, and which otherwise has not been reimbursed by the optionee or award-holder, in connection with the Option or Award; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the optionee or award-holder is entitled in connection with the Option or Award as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable in connection with the Option or Award having a Fair Market Value which is equal to the amount to be withheld.

14.  Costs and Expenses.

      The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option or Award nor to any individual receiving an Option or Award.

15.  Funding of Plan.

      The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to ensure the payment of any Option or Award under the Plan.

16.  Other Incentive Plans.

      The adoption of the Plan does not preclude the adoption by appropriate means of any other plan for employees or other individuals who provide services to the Company or Related Entity.

17.  Effect on Employment.

      Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Employee except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment of any Employee, and (ii) any Employee to remain in the employ of the Company or any Related Entity.

18.  Definitions.

      In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated below unless another definition is agreed to in writing by the Company and the optionee in an option grant agreement with respect to such term or a similar term:

(a) “Affiliate” shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(b) “Award” shall have the meaning set forth in Section 1.

(c) “Board of Directors” shall have the meaning set forth in Section 2 hereof.

(d) “Change of Control” shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; (iii) the acquisition after the date of acceptance of this Plan by any Person or Group of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company, or (iv) the approval by the stockholders of the Company of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity’s parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation.

(e) “Code” shall have the meaning set forth in Section 1 hereof.

(f) “Committee” shall have the meaning set forth in Section 2 hereof.

(g) “Common Stock” shall have the meaning set forth in Section 3 hereof.

(h) “Company” shall have the meaning set forth in Section 1 hereof.

(i) “Continuing Director” shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date of adoption of this Plan or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

(j) “Disability” shall mean permanent disability as defined under Section 22(e)(3) of the Code.

(k) “Eligible Non-Employee” shall have the meaning set forth in Section 4 hereof.

(l) “Employee” shall have the meaning set forth in Section 4 hereof.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value”, shall, as it relates to the Common Stock, mean, at the option of the Committee, the average of the high and low prices or the closing price of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed or the NASDAQ National Market, as applicable, on the date specified herein for such a determination, or if there were no sales on such date, on the next succeeding day or immediately preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange or the NASDAQ National Market, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option or Award, Fair Market Value shall be determined in good faith by the Committee.

(o) “Good Cause”, with respect to any Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors that the Committee determines is because of: (A) the optionee’s or award-holder’s conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee’s or award-holder’s personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee’s or award-holder’s commission of material mismanagement in the conduct of his duties as assigned to him by the Board of Directors or the optionee’s supervising officer or officers of the Company or any Related Entity; (D) the optionee’s or award-holder’s willful failure to execute or comply with the policies of the Company or any Related Entity or his stated duties as established by the Board of Directors or the optionee’s or award-holder’s supervising officer or officers of the Company or any Related Entity, or the optionee’s or award-holder’s intentional failure to perform the optionee’s or award-holder’s stated duties; or (E) substance abuse or addiction on the part of the optionee or award-holder. “Good Cause”, with respect to any Eligible Non-Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee or award-holder) termination by action of the Board of Directors because of: (A) the optionee’s or award-holder’s conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee’s or award-holder’s personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee’s or award-holder’s commission of material mismanagement in providing services to the Company or any Related Entity; (D) the optionee’s or award-holder’s willful failure to comply with the policies of the Company in providing services to the Company or any Related Entity, or the optionee’s or award-holder’s intentional failure to perform the services for which the optionee or award-holder has been engaged; (E) substance abuse or addiction on the part of the optionee or award-holder; or (F) the optionee’s or award-holder’s willfully making any material misrepresentation or willfully omitting to disclose any material fact to the board of directors of the Company or any Related Entity with respect to the business of the Company or any Related Entity.

(p) “Holding Period” shall have the meaning set forth in Section 5 hereof.

(q) “Incentive Options” shall have the meaning set forth in Section 6 hereof.

(r) The terms “include,” “included” or “including” when used herein shall mean “including, but not limited to.”

(s) “Non-Qualified Options” shall have the meaning set forth in Section 6 hereof.

(t) “Options” shall have the meaning set forth in Section 1 hereof.

(u) “Person” shall have the meaning set forth in Section 4 hereof.

(v) “Plan” shall have the meaning set forth in Section 1 hereof.

(w) “Related Entity or Entities” shall have the meaning set forth in Section 1 hereof.

(x) “Reorganization” shall have the meaning set forth in Section 10 hereof.

(y) “Rule 16b-3” shall mean Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Exchange Act.

(z) “Section 162(m)” means Section 162(m) of the Code and the Treasury regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

(aa) “Securities Act” shall mean the Securities Act of 1933.

(bb) “Subsidiary” shall mean, with respect to any Person, any other Person of which such first Person owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

19.  Amendment of Plan.

      The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, that no amendment shall be made which shall increase the total number of shares of the Common Stock which may be issued and sold pursuant to Options or Awards granted under the Plan or to change the class of individuals eligible to receive Options or Awards under the Plan unless such amendment is made by or with the approval of the stockholders of the Company. The Board of Directors shall have the right to amend the Plan, the Options, and Awards outstanding thereunder, without the consent or joinder of any optionee, any award-holder or other Person, in such manner as may be determined necessary or appropriate by the Board of Directors in order to cause the Plan and the Options and Awards outstanding thereunder (as applicable) (i) to qualify as “incentive stock options” within the meaning of Section 422 of the Code, (ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act (or any successor law) and the regulations (including any temporary regulations) promulgated thereunder, or (iii) to comply with Section 162(m). Except as provided above, no amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan without the consent of the holder thereof.

20.  Effective Date.

      The Plan shall become effective on the date on which it is approved by the Board of Directors, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan or in any agreement evidencing an Option or Award, no Option shall be exercisable or vest and no Award shall be granted prior to such stockholder approval.

21.  Individual Limitations on Options and Awards.

      No person may be granted during any one year period, Options and Awards with respect to more than 2,000,000 shares of Common Stock. If an Option or Award is canceled or forfeited, the canceled Option or Award shall continue to be counted against the maximum number of shares of Common Stock for which Options or Awards may be granted to such Person under the Plan. If, after the grant, the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. In such case, both the Option that is deemed to be canceled and the Option that is deemed to be granted reduce the maximum number of shares for which Options may be granted to such Person under the Plan pursuant to Section 21.

Appendix B

AUDIT COMMITTEE CHARTER

      Composition:  The Audit Committee shall consist of at least three members of the board of directors who meet the qualifications and requirements for independence established by the principal exchange on which the Company’s stock is traded, and at least one of whom has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief financial officer or chief executive officer with financial oversight responsibility.

      Authority:  The Audit committee shall be responsible for:

(a) recommending to the Board of Directors the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board;

(b) reviewing the scope of the annual audit and any special audits;

(c) reviewing with the outside auditors the corporate accounting practices and policies and recommending to whom reports should be submitted within the Company;

(d) reviewing with the outside auditors their final report and, at their request, any interim reports;

(e) reviewing with internal accounting officers and independent auditors overall accounting and financial controls;

(f) interacting directly with the outside auditors (with or without representatives of management) as deemed advisable in the judgment of the Committee or the partner in charge of the account, and being available to the independent auditors throughout the year for consultation. The outside auditors shall take direction from management, but shall be accountable to the Audit Committee (and through them, the Board of Directors);

(g) reviewing the performance of the independent auditors and making recommendations to the Board of Directors concerning the engagement or replacement of the auditors;

(h) approving the fees to be paid to the independent auditor;

(i) submitting actions for consideration by the full Board of Directors, together with recommendations, in order to facilitate adequate oversight and compliance with applicable accounting principles and legal requirements; and

(j) ensuring receipt from the outside auditors of a formal written statement setting forth all relationships between the auditor and the Company in accordance with standards established by the Independence Standards Board, and actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors, and otherwise ensuring the independence of the outside auditors.

          The undersigned hereby directs this Proxy to be voted as follows:

     PLEASE MARK YOUR VOTES IN THE FOLLOWING
     MANNER, USING DARK INK ONLY: [X]

	FOR ALL NOMINEES		WITHHOLD

	(except as marked to		ALL NOMINEES

the contrary below)

1. Election of five directors to serve until their successors are elected and shall duly qualify. Nominees:

Kevin Craig David Ghermezian Davinder Sethi Joe Tippens Mark Weiss

FOR, except vote withheld from the following nominee(s):____________________________

	FOR	AGAINST	ABSTAIN

2. Proposal to amend Certificate of Incorporation to change name to Fourthstage Technologies, Inc.

3. Proposal to convert Series A

Preferred Stock to common stock.

4. Proposal to increase the number of shares of common stock that may be issued under the 2000 Stock Option Plan

5. Any other matters that may properly come before the meeting or any adjournments of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the power of said attorneys-in-fact hereunder.

Dated: ___________________________, 2001

Signature(s) ___________________________

     This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate, if shares are held by joint tenants or as community property, both shareholders should sign.